Exhibit 1

                        Amendment to Declaration of Trust


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                          THE PHOENIX EDGE SERIES FUND

                CERTIFICATE OF AMENDMENT TO DECLARATION OF TRUST

         The undersigned, individually as Trustee of The Phoenix Edge Series Fund (the "Trust"), a Massachusetts business trust organized under a Declaration of Trust dated February 18, 1986, as amended from time to time (the "Declaration") and as attorney-in-fact for each of the other Trustees of the Trust pursuant to the certain Delegation and Power of Attorney dated August 9, 2002, executed by the Trustees, a copy of which is attached hereto, do hereby certify that at a duly held meeting of the Board of Trustees of the Trust held on August 9, 2002, at which a quorum was present, the Board of Trustees acting pursuant to Article VII, Section 7.3 of said Declaration for the purpose of establishing and designating nine new Series of Shares denominated the "Phoenix-Kayne Large-Cap Core Series", "Phoenix-Kayne Small-Cap Quality Value Series", "Phoenix-Lord Abbett Large-Cap Value Series", "Phoenix-Lord Abbett Mid-Cap Value Series", "Phoenix-Lord Abbett Bond-Debenture Series", "Phoenix-Lazard International Equity Series", "Phoenix-Lazard Small-Cap Value Series", "Phoenix-Lazard U.S. Multi-Cap Series" and "Phoenix-State Street Research Small-Cap Growth Series", unanimously voted to amend said Declaration, effective as of the date hereof by deleting the first paragraph of Section 4.2 of Article IV thereof and by inserting in lieu of such paragraph the following paragraph:

         "Without limiting the authority of the Trustees set forth in Section
         4.1 to establish and designate any further Series, the thirty-six Series as more particularly described in the Trust's registration statement as most recently filed with the Securities and Exchange Commission are hereby established and designated."

         Except as hereinbefore and hereinafter modified, the Declaration shall be, and remain unamended and in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of August, 2002.

                         /s/ Simon Y. Tan
                       -------------------------------------------------------
                       Simon Y. Tan, individually and as attorney-in-fact for Frank M. Ellmer, John A. Fabian, Roger A. Gelfenbien, Michael J. Gilotti, Eunice S. Groark, Frank E. Grzelecki, John R. Mallin and Timothy P. Shriver